UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(Address of principal executive offices)(Zip Code)

(321) 363-5100
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2009, the Board of Directors of New Generation Biofuels Holdings, Inc. (the “Company”) accepted the resignation of Mr. David A. Gillespie as President, Chief Executive Officer and a Director of the Company.

The Board of Directors appointed Cary J. Claiborne, the Company’s current Chief Financial Officer, as President, Chief Executive Officer and a Director, effective immediately.  Mr. Claiborne also will continue to serve as Chief Financial Officer under the terms of his existing employment agreement with the Company.

In connection with Mr. Gillespie’s resignation, the Board of Directors negotiated a severance arrangement with Mr. Gillespie, as follows:

•
the Company will pay Mr. Gillespie $50,000 in cash upon execution of a settlement agreement and an additional $50,000 in cash after the Company raises at least $1.5 million in future financing, in lieu of certain other cash amounts that may be owed to Mr. Gillespie;

•	the Company will issue Mr. Gillespie 100,000 shares of restricted common stock; and
•	Mr. Gillespie remains entitled to other accrued amounts under his existing employment agreement.

A copy of the press release announcing Mr. Claiborne’s appointment and Mr. Gillespie’s resignation is attached as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 18, 2009	/s/ Cary J. Claiborne
Name: Cary J. Claiborne Title: President, Chief Executive Officer & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 18, 2009